Exhibit 99.1

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

The following unaudited pro forma condensed consolidated balance sheet information and statements of operations information (collectively, the “Pro Forma Financial Information”) are based upon the previously reported consolidated financial statements of Springleaf Finance Corporation (“SFC” or, collectively with its subsidiaries, the “Company”). The Pro Forma Financial Information has been prepared to illustrate the effect of the following asset sale transactions:

•                  The Securitization Assets Sale (as defined in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein) by SFC and the Depositors (as defined in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein), to Credit Suisse Securities (USA) LLC and certain of its affiliates (“Credit Suisse”) and the MSR Sale (as defined in Note 1 of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information herein) by SFC and MorEquity, Inc. (“MorEquity”), a wholly owned subsidiary of SFC, to Nationstar Mortgage LLC (“Nationstar”), both of which were completed on August 29, 2014. The total purchase price for these transactions was approximately $1.67 billion, of which approximately $1.63 billion relates to the Securitization Assets Sale, and approximately $39 million relates to the MSR Sale.

•                  The sale of certain performing and non-performing mortgage loans by certain indirect subsidiaries of SFC to Credit Suisse, completed on September 30, 2014 (the “September Whole Loan Sales”). The purchase price for the September Whole Loan Sales was approximately $795 million. This amount includes a potential holdback provision of $120 million, as described in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information and advances of approximately $1.6 million. The Securitization Assets Sale, the MSR Sale, and the September Whole Loan Sales, are referred to as the “Asset Sale.” The total purchase price for the Asset Sale is approximately $2.5 billion, as described in SFC’s accompanying Form 8-K.

•                  Prior Dispositions (as defined in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein), including (i) the sale by Third Street Funding LLC, SFC’s wholly owned subsidiary, of its beneficial interests in the mortgage-backed retained certificates related to a securitization transaction in 2009 for approximately $737.2 million which settled on March 31, 2014 (the “Third Street Disposition”), (ii) the sale of certain performing and non-performing real estate loans by MorEquity for approximately $79 million which settled on March 31, 2014 (the “MorEquity Disposition”), and (iii) the sale by Sixth Street Funding LLC, a wholly owned subsidiary of SFC, of its beneficial interests in the mortgage-backed retained certificates related to a securitization transaction in 2010 for approximately $259.3 million which settled on June 30, 2014 (the “Sixth Street Disposition”).

See Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein for a description of the Asset Sale and the Prior Dispositions (collectively, the “Dispositions”).

The pro forma effect of the Dispositions is reflected in the Pro Forma Financial Information as follows:

•                  Unaudited pro forma condensed consolidated balance sheet information as of June 30, 2014 — prepared by including the Company’s unaudited previously reported condensed consolidated balance sheet as of June 30, 2014, adjusted to give pro forma effect to the Asset Sale as if it had been consummated on that date. The Prior Dispositions have already been reflected in our condensed consolidated balance sheet as of June 30, 2014.

•                  Unaudited pro forma condensed consolidated statement of operations information for the six months ended June 30, 2014 — prepared by including the Company’s unaudited previously reported condensed consolidated statement of operations for the six months ended June 30, 2014, adjusted to give pro forma effect to the Dispositions as if they had been consummated on January 1, 2013.

•                  Unaudited pro forma condensed consolidated statement of operations information for the year ended December 31, 2013 — prepared by including the Company’s previously reported consolidated statement of operations for year ended December 31, 2013, adjusted to give pro forma effect to the Dispositions as if they had been consummated on January 1, 2013.

The previously reported consolidated financial statements referred to above were included in SFC’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 and its Annual Report on Form 10-K for the year ended December 31, 2013, as applicable, each previously filed with the Securities and Exchange Commission (the “SEC”). The accompanying Pro Forma Financial Information presented herein should be read in conjunction with the Company’s previously reported consolidated financial statements and notes thereto.

The Pro Forma Financial Information includes pro forma adjustments which reflect transactions and events that (a) are directly attributable to the Prior Dispositions or the Asset Sale, as the case may be, (b) are factually supportable, and (c) with respect to the statements of operations, have a continuing impact on consolidated results. See Note 3 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein for a description of each pro forma adjustment.

The Pro Forma Financial Information was prepared for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have occurred if the Prior Dispositions or the Asset Sale, as the case may be, had been completed on the dates indicated, nor is it indicative of the future financial position or results of operations of the Company. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the Pro Forma Financial Information.

The Pro Forma Financial Information does not reflect future events that may occur after the Prior Dispositions or the Asset Sale, including potential general and administrative cost savings or use of proceeds from the sales or future asset sales that may occur after the Prior Dispositions or the Asset Sale, as the case may be, but for which terms are unknown at the time of the filing of this Form 8-K. In the opinion of management, all adjustments necessary to reflect the effects of the Prior Dispositions and the Asset Sale, described in the notes to the unaudited pro forma condensed consolidated financial statements have been included and are based upon available information and assumptions that the Company believes are reasonable.

SPRINGLEAF FINANCE CORPORATION AND SUBSIDIARIES

Pro Forma Condensed Consolidated Balance Sheet Information (Unaudited)

		Securitization		September
	As Reported	Assets and		Whole Loan
(dollars in thousands)	(A)	MSR Sales (B)		Sales (C)		Pro Forma

June 30, 2014

Assets

Cash and cash equivalents	$841,122	$1,667,826	(D),(E)	$675,090	(D)	$3,184,038
Investment securities	630,595	—		—		630,595
Net finance receivables:
Personal loans	3,385,898	—		—		3,385,898
Real estate loans	6,250,304	(4,154,422	)(F)	(840,683	)(G)	1,255,199
Retail sales finance	68,426	—		—		68,426
Net finance receivables	9,704,628	(4,154,422)		(840,683)		4,709,523
Allowance for finance receivable losses	(366,496)	118,373	(H)	59,977	(H)	(188,146)
Net finance receivables, less allowance for finance receivable losses	9,338,132	(4,036,049)		(780,706)		4,521,377
Note receivable from parent	167,989	—		—		167,989
Restricted cash	325,152	(172,793	)(I)	—		152,359
Other assets	375,788	(25,940	)(J)	112,162	(J)	462,010

Total assets	$11,678,778	$(2,566,956)		$6,546		$9,118,368

Liabilities and Shareholder’s Equity

Long-term debt	$9,525,539	$(3,156,007	)(K)	$—	(K)	$6,369,532
Insurance claims and policyholder liabilities	412,492	(3,108	)(E)	(622	)(E)	408,762
Deferred and accrued taxes	86,012	222,125	(L)	4,967	(L)	313,104
Other liabilities	214,275	(14,740	)(M)	(6,402	)(M)	193,133
Total liabilities	10,238,318	(2,951,730)		(2,057)		7,284,531

Shareholder’s equity:
Common stock	5,080	—		—		5,080
Additional paid-in capital	433,159	—		—		433,159
Accumulated other comprehensive income	37,790	—		—		37,790
Retained earnings	964,431	384,774	(N)	8,603	(N)	1,357,808
Total shareholder’s equity	1,440,460	384,774		8,603		1,833,837

Total liabilities and shareholder’s equity	$11,678,778	$(2,566,956)		$6,546		$9,118,368

See Notes to Pro Forma Condensed Consolidated Financial Information (Unaudited).

SPRINGLEAF FINANCE CORPORATION AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Operations Information (Unaudited)

		Securitization		September
	As Reported	Assets and		Whole Loan		Prior
(dollars in thousands)	(A)	MSR Sales (O)		Sales (P)		Dispositions (Q)		Pro Forma

Six Months Ended June 30, 2014

Interest income	$793,922	$(215,423	)(R)	$(44,001	)(R)	$(49,432	)(S)	$485,066

Interest expense	353,543	(51,321	)(T)	—		(7,636	)(U)	294,586

Net interest income	440,379	(164,102)		(44,001)		(41,796)		190,480

Provision for finance receivable losses	181,258	(48,457	)(V)	(13,424	)(V)	(9,158	)(W)	110,219

Net interest income after provision for finance receivable losses	259,121	(115,645)		(30,577)		(32,638)		80,261

Other revenues:
Insurance	81,106	(5,318	)(X)	(1,085	)(X)	—		74,703
Investment	20,060	—		—		—		20,060
Net loss on repurchases and repayments of debt	(6,615)	—		—		—		(6,615)
Net gain on sales of real estate loans and related trust assets	89,986	—		—		(89,986	)(Z)	—
Other	7,214	675	(AA)	—		(110	)(AA)	7,779
Total other revenues	191,751	(4,643)		(1,085)		(90,096)		95,927

Other expenses:
Operating expenses:
Salaries and benefits	163,463	(4,226	)(AB)	(821	)(AB)	(881	)(AB)	157,535
Other operating expenses	102,006	(8,802	)(AC)	(1,710	)(AC)	(1,836	)(AD)	89,658
Insurance losses and loss adjustment expenses	37,032	(3,266	)(X)	(653	)(X)	—		33,113
Total other expenses	302,501	(16,294)		(3,184)		(2,717)		280,306

Income (loss) before provision for (benefit from) income taxes	148,371	(103,994)		(28,478)		(120,017)		(104,118)

Provision for (benefit from) income taxes	56,891	(38,062	)(AE)	(10,423	)(AE)	(43,926	)(AE)	(35,520)

Net income (loss)	$91,480	$(65,932)		$(18,055)		$(76,091)		$(68,598)

See Notes to Pro Forma Condensed Consolidated Financial Information (Unaudited).

SPRINGLEAF FINANCE CORPORATION AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Operations Information (Unaudited)

		Securitization		September
	As Reported	Assets and		Whole Loan		Prior
(dollars in thousands)	(A)	MSR Sales (O)		Sales (P)		Dispositions (Q)		Pro Forma

Year Ended December 31, 2013

Interest income	$1,647,842	$(444,703	)(R)	$(87,150	)(R)	$(152,434	)(S)	$963,555

Interest expense	842,679	(90,700	)(T)	—		(30,422	)(U)	721,557

Net interest income	805,163	(354,003)		(87,150)		(122,012)		241,998

Provision for finance receivable losses	393,514	(119,002	)(V)	(45,641	)(V)	(27,152	)(W)	201,719

Net interest income (loss) after provision for finance receivable losses	411,649	(235,001)		(41,509)		(94,860)		40,279

Other revenues:
Insurance	148,179	(11,803	)(X)	(2,409	)(X)	—		133,967
Investment	33,610	—		—		—		33,610
Net loss on repurchases and repayments of debt	(41,716)	—		—		(476	)(Y)	(42,192)
Other	21,765	562	(AA)	—		2,438	(AA)	24,765
Total other revenues	161,838	(11,241)		(2,409)		1,962		150,150

Other expenses:
Operating expenses:
Salaries and benefits	447,084	(7,238	)(AB)	(1,360	)(AB)	(2,374	)(AB)	436,112
Other operating expenses	197,441	(20,151	)(AC)	(3,786	)(AC)	(6,610	)(AD)	166,894
Insurance losses and loss adjustment expenses	64,879	(5,065	)(X)	(1,034	)(X)	—		58,780
Total other expenses	709,404	(32,454)		(6,180)		(8,984)		661,786

Loss before benefit from income taxes	(135,917)	(213,788)		(37,738)		(83,914)		(471,357)

Benefit from income taxes	(53,277)	(78,246	)(AE)	(13,812	)(AE)	(30,713	)(AE)	(176,048)

Net loss	$(82,640)	$(135,542)		$(23,926)		$(53,201)		$(295,309)

See Notes to Pro Forma Condensed Consolidated Financial Information (Unaudited).

SPRINGLEAF FINANCE CORPORATION AND SUBSIDIARIES

Notes to Pro Forma Condensed Consolidated Financial Information (Unaudited)

1.  Description of Transactions

SECURITIZATION ASSETS AND MSR SALES

The “Securitization Assets Sale”

Eighth Street Funding, LLC, Eleventh Street Funding, LLC, Twelfth Street Funding, LLC, Fourteenth Street Funding, LLC, Fifteenth Street Funding, LLC, Seventeenth Street Funding, LLC, and Nineteenth Street Funding, LLC, (collectively, the “Depositors”) are special purpose vehicles, which are wholly owned by Springleaf Financial Corporation (“SFC” or, collectively with its subsidiaries, the “Company”). From 2011 through 2013, the Depositors completed seven private securitization transactions in which the Depositors sold certificates backed by mortgage loans of the Springleaf Mortgage Loan Trust (“SMLT”) 2011-1, SMLT 2012-1, SMLT 2012-2, SMLT 2012-3, SMLT 2013-1, SMLT 2013-2, and SMLT 2013-3 (each, a “Trust”, and the issuance of the Securities by each Trust, a “Springleaf Transaction”).

On August 6, 2014, the Depositors and SFC entered into an agreement to sell, subject to certain closing conditions, certain mortgage-backed notes (the “Notes”) and trust certificates (together with the Notes, the “Securities”), the rights to receive any funds remaining in the reserve account established for each Springleaf Transaction, and certain related rights, representing substantially all of the Company’s remaining interests in the Trusts, to Credit Suisse for an aggregate purchase price of approximately $1.63 billion.

The Depositors completed the Securitization Assets Sale on August 29, 2014. The Depositors and SFC retained substantially no interests in the Trusts, and, as a result, the Securitization Assets Sale was accounted for as a sale of the real estate loans included in the Securities, which had a carrying value of $4.04 billion as of June 30, 2014 (after the basis adjustment for the related allowance for finance receivable losses), and the deconsolidation of previously issued securitized interests, which were reported in long-term debt, as well as the deconsolidation of the respective securitization trusts as we no longer were their primary beneficiary.

The “MSR Sale”

Additionally, in a separate transaction on August 6, 2014, SFC and its wholly owned subsidiary, MorEquity, Inc. (collectively, the “Sellers”), entered into a Mortgage Servicing Rights Purchase and Sale Agreement, dated and effective as of August 1, 2014, with Nationstar, pursuant to which the Sellers agreed to sell to Nationstar for an aggregate purchase price of approximately $39 million, plus reimbursable servicing advances to be agreed upon by the Sellers and Nationstar, all of their rights and responsibilities as servicer, primary servicer and/or master servicer of the mortgage loans underlying the Sellers’ securitizations during 2011, 2012 and 2013 (each a “Pool” and collectively, the “Pools”) with an aggregate unpaid principal balance of approximately $5 billion, and Nationstar has agreed to assume on and after the effective date all of the Sellers’ rights and responsibilities as servicer, primary servicer and/or master servicer, as applicable, for each Pool arising and to be performed on and after the sale date, which includes, among other things, the right to receive the related servicing fee on a monthly basis. The sale transaction for each Pool closed on August 29, 2014. The servicing for each Pool was transferred on September 30, 2014. From the closing of the sale transaction on August 29, 2014, until the servicing transfer on September 30, 2014, the Company continued to service certain loans on behalf of Nationstar under an interim servicing agreement. Approximately 50% of the proceeds of the MSR Sale were received on August 29, 2014. For each Pool, 40% of the proceeds of the MSR Sale will be received on or about October 7, 2014, while the remaining 10% will be subject to a holdback for resolution of missing documentation and other customary conditions, and received no later than 120 days after the date of transfer of servicing upon resolution of those conditions. Investment funds managed by affiliates of

Fortress Investment Group LLC indirectly own a majority interest in Nationstar. Wesley R. Edens and Roy A. Guthrie, members of the Company’s board of directors, also serve as members of Nationstar’s board of directors.

In conjunction with the Securitization Assets Sale and the MSR Sale, the Company has closed its operational locations in Dallas, Texas, Rancho Cucamonga, California, and Wesley Chapel, Florida, and has eliminated certain staff positions in our Evansville, Indiana, location. In total, approximately 270 staff positions were eliminated. However, the total reduction in workforce was approximately 140 employees, as the Company has transferred approximately 130 employees into other positions with the Company not related to real estate lending or servicing activities. The Company further facilitated the transition of approximately 100 of the terminated employees to Nationstar.

The Company’s insurance subsidiaries have written certain insurance policies on properties collateralizing the loans that have been deconsolidated or disposed of in the Securitization Assets Sale and September Whole Loan Sales. As part of the disposition, the insurance policies associated with the sold loans have been or will be cancelled.

SEPTEMBER WHOLE LOAN SALES

In the September 8-K, the Company discussed a planned sale of certain performing and non-performing mortgage loans by certain indirect subsidiaries of SHI (the “Whole Loans”) (referred to herein as the “Probable Whole Loan Sales”). As described above, the Company completed the sale of a portion of the Probable Whole Loan Sales on September 30, 2014 (referred to herein as the September Whole Loan Sales) for an aggregate purchase price of approximately $795 million, including advances, subject to a potential holdback provision of $120 million of which $40 million is subject to finalization of the terms and conditions of administering the holdback and the remainder is subject to whether documentation deficiencies are cured within a 60 day period (subject to extension under certain circumstances) subsequent to the closing of the sale. The Company retained no interests in the Whole Loans sold in the September Whole Loan Sales, outside of the holdback provision and, therefore, the September Whole Loan Sales were treated as a sale for accounting purposes. The Whole Loans included in the September Whole Loan Sales had a carrying value of $781 million as of June 30, 2014 (after the basis adjustment for the related allowance for finance receivable losses). The volume of the Whole Loans sold and the aggregate purchase price for the September Whole Loan Sales of $795 million was less than the expected total of approximately $1.36 billion of the Probable Whole Loan Sales disclosed in the September Form 8-K, since only a portion of the portfolio was able to be sold by September 30, 2014.

Credit Suisse continues to perform diligence on the remaining Whole Loans with an unpaid principal balance of approximately $700 million (the “Remaining Whole Loans”) and additional sales may be completed during the fourth quarter of 2014, though there can be no assurances as to what portion of the remaining Whole Loans will be sold or the timing of such sales. On September 30, 2014, SFC and the Depositors (as defined above) entered into an amendment to the Commitment Letter with Credit Suisse which provides for an additional closing date of November 15, 2014 or such other date as the parties shall mutually agree. At this time, the Company is unable to estimate the unpaid principal balance of the Remaining Whole Loans that will be sold pursuant to the Commitment Letter (as amended) or the total proceeds to be received in connection therewith.

The final terms of the sales of the Remaining Whole Loans are dependent upon final aggregate principal balances of the loans to be sold on the closing date and finalization of certain terms related to the transaction. Until the purchaser completes its diligence and the parties complete their negotiations around specific subsets of the Remaining Whole Loans, the Company can only estimate such final aggregate principal balances. The final purchase price of the sales of the Remaining Whole Loans will also depend upon the total balance of mortgage loans sold in the transaction. At this time, the Company is unable to estimate the unpaid principal balance of the Remaining Whole Loans that will be sold pursuant to the Commitment Letter (as amended) or the total proceeds to be received in connection therewith, and any potential future sales of the Remaining Whole Loans is not presented separately within the pro forma financials as the probable financial reporting impact cannot be quantified at this time.

Also, certain estimates including, but not limited to, provisions for representations and warranties provided to the counterparties to the Asset Sale will be dependent upon information available at the time the transaction occurs.

The Company is retaining all second-lien mortgage loans, as well as certain first-lien mortgages, some of which have been identified by the Company and some of which will include loans that do not meet Credit Suisse’s diligence requirements. The Company is currently unable to estimate the carrying value of first lien whole loans that will be retained following any sales of the Remaining Whole Loans.

PRIOR DISPOSITIONS

The “Prior Dispositions” include the following transactions:

Third Street Disposition

On March 6, 2014, Third Street Funding LLC, (“Third Street”) a wholly owned subsidiary of SFC, agreed to sell and transfer its beneficial interests in the mortgage-backed retained certificates related to a securitization transaction in 2009 to Merrill Lynch, Pierce, Fenner and Smith Incorporated (“MLPFS”) for approximately $737.2 million. Third Street completed this transaction on March 31, 2014. As a result of the sale, we deconsolidated the underlying real estate loans and previously issued securitized interests, which were reported in long-term debt, as we no longer were the primary beneficiary of the securitization trust.

MorEquity Disposition

On March 7, 2014, MorEquity, a wholly owned subsidiary of SFC, entered into an agreement to sell certain performing and non-performing real estate loans for approximately $79.0 million. MorEquity completed this transaction on March 31, 2014.

Sixth Street Disposition

On May 23, 2014, Sixth Street Funding LLC (“Sixth Street”), a wholly owned subsidiary of SFC, agreed to sell and transfer its beneficial interests in the mortgage-backed retained certificates related to a securitization transaction in 2010 to MLPFS for approximately $259.3 million. Sixth Street completed this transaction on June 30, 2014. As a result of the sale, we deconsolidated the underlying real estate loans and previously issued securitized interests, which were reported in long-term debt, as we no longer were the primary beneficiary of the securitization trust.

2.  Basis of Presentation

The Pro Forma Financial Information is based upon the Company’s previously reported consolidated financial statements, which were included in SFC’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, each previously filed with the SEC.

The pro forma adjustments are based upon currently available information, and assumptions and estimates which management believes to be reasonable. The Company is retaining its entire second-lien mortgage loan portfolio and, as a result, has excluded all second-lien mortgage loans from the pro forma adjustments. Following the Asset Sale, the Company expects to retain second-lien loans with an estimated carrying amount of $448 million as of June 30, 2014 (prior to the related allowance for finance receivable losses). In addition, since the Company is unable to estimate the carrying amount of first-lien loans that will be retained following any sales of the Retained Whole Loans, the pro forma financial information does not reflect the effects of any sales of first-lien loans other than those that have been completed as of September 30, 2014. First-lien loans with an estimated carrying amount of $807 million as of June 30, 2014 (prior to the related allowance for finance receivable losses) were not sold prior to September 30, 2014 and are excluded from the pro forma adjustments. The directly attributable financial effects of all real estate loans sold as part of the Asset Sale and Prior Dispositions have been eliminated by the pro forma adjustments. As further described in the pro forma adjustments, certain pro forma financial statement effects of the Asset Sale were allocated between retained loans and sold loans, and between the Securitization Assets Sale and the September Whole Loan Sales based on the relative proportion of the monthly weighted average outstanding balances of loans in each respective category.

3.  Pro Forma Adjustments

The following pro forma adjustments are included in the Pro Forma Financial Information:

A                                       Reflects the Company’s previously reported condensed consolidated balance sheet and statement of operations included in SFC’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 and in its consolidated statement of operations included in SFC’s Annual Report on Form 10-K for the year ended December 31, 2013, as applicable.

B                                       Represents the elimination of the assets and liabilities of SMLT 2011-1, SMLT 2012-1, SMLT 2012-2, SMLT 2012-3, SMLT 2013-1, SMLT 2013-2, and SMLT 2013-3 Trusts (collectively, as disclosed in the “Securitization Assets and MSR Sales” column) as well as proceeds received from the Securitization Assets Sale and MSR Sale as if the Securitization Assets Sale and the MSR Sale had occurred on June 30, 2014, and the Trusts had been deconsolidated as of that date.

C                                       Represents the elimination of the assets and liabilities, as well as receipt of proceeds related to the September Whole Loan Sales as if they had occurred on June 30, 2014.

D                                       Reflects the aggregate cash received for the Securitization Assets Sale of $1.63 billion, total cash of $39 million expected to be received from the MSR Sale (including amounts subject to the holdback described in Note 1), and cash received for the September Whole Loan Sales of $675 million. The estimated effects of post-closing adjustments are included in other liabilities.

E                                       Represents primarily the reduction of unearned premium insurance liabilities for property and casualty and life insurance that will be cancelled as a result of the Securitization Assets Sale and the September Whole Loan Sales. There is also a corresponding decrease in cash of $4 million for the refund of unearned premiums due on the cancellation of such insurance policies.

F                                        Represents the loans that were previously recognized on the Company’s balance sheet through consolidation of the securitization vehicles that are being deconsolidated as part of the Securitization Assets Sale.

G                                      Represents the Whole Loans that are being sold as part of the September Whole Loan Sales.

H                                     Represents the allowance for finance receivable losses that were attributable to the loans being sold or deconsolidated, which were allocated on a per loan basis for loans accounted for under Accounting Standards Codification (“ASC”) 310-20 Nonrefundable Fees and Other Costs and on a pool basis for loans accounted under ASC 310-30 Loans and Debt Securities Acquired with Deteriorated Credit Quality.

I                                           Represents restricted cash and other assets that were previously recognized on the Company’s balance sheet through consolidation of the securitization vehicles that are being deconsolidated as part of the Securitization Assets Sale. Restricted cash includes reserve account rights sold as well as other restricted cash of the variable interest entities deconsolidated.

J                                         Other assets include reductions in escrow advances of $16 million, deferred financing costs related to debt of the loan securitization trusts of $13 million, real estate owned of $6 million, as well as an increase of $120 million for the receivable related to the holdback provisions associated with the September Whole Loan Sales. For the purposes of pro forma reporting, the Company has made no fair value adjustments nor has it established any valuation allowances against the gross receivable under the holdback, as the Company currently expects to receive substantially all the remaining proceeds subject to the holdback provisions.

K                                      Represents the long-term debt incurred by securitization vehicles that are being deconsolidated as part of the Securitization Assets Sale. No long-term debt is eliminated with respect to the September Whole Loan Sales as there is no long-term debt specifically linked or required to be repaid as a result of those sales.

L                                       Represents the deferred tax liability on the gain related to the Securitization Assets Sale, the MSR Sale, and the September Whole Loan Sales. The deferred tax liability is calculated based on the Company’s combined federal and state statutory rate of 36.6%.

M                                    Other liabilities include a reduction in accrued interest expense of $8 million as a result of the deconsolidation of long-term debt by securitization vehicles, a decrease in escrow liabilities of $5 million, as well as an increase in estimated liabilities for representations and warranties recorded by the Company of $3 million for the Securitization Assets Sale and $4.5 million for the September Whole Loan Sales. Also, this amount represents the reduction of accrued liabilities for servicing expenses of $1 million that were directly attributable to the holding of the loans that are part of the Securitization Assets Sale.

N                                       Represents the gains, net of income tax effects, from the Securitization Assets Sale, the MSR Sale, and the September Whole Loan Sales. The tax effect is calculated based on the Company’s combined federal and state statutory rate of 36.6%.

O                                      Represents the elimination of operations of SMLT 2011-1, SMLT 2012-1, SMLT 2012-2, SMLT 2012-3, SMLT 2013-1, SMLT 2013-2, and SMLT 2013-3 Trusts (collectively, as disclosed in the “Securitization Assets and MSR Sales” column) as if the Securitization Assets Sale and the MSR Sale had occurred on January 1, 2013 and the Trusts had been deconsolidated as of that date.

P                                        Represents the elimination of operations related to the September Whole Loan Sales as if they had occurred on January 1, 2013.

Q                                      Represents the elimination of operations relating to the Prior Dispositions, including the Sixth Street Disposition, the MorEquity Disposition, and the Third Street Disposition, as if they had occurred on January 1, 2013, and for the Sixth Street Disposition and the Third Street Disposition, the respective loan securitization trusts had been deconsolidated as of that date.

R                                       Represents the elimination of interest income attributable to loans being disposed. Interest income is allocated to pools of loans based on average carrying value for the respective period for loans within the scope of ASC 310-30 and based on average net receivable balance for other loans.

S                                         Represents the elimination of interest income attributable to loans disposed of in the Prior Dispositions. Interest income is allocated to pools of loans based on average carrying value for the respective period for loans within the scope of ASC 310-30 and based on average net receivable balance for other loans. Interest income attributable to the Third Street Disposition, MorEquity Disposition, and Sixth Street Disposition, respectively, totaled $22.6 million, $2.9 million, and $23.9 million for the six months ended June 30, 2014, and $88.2 million, $10.1 million, and $54.2 million for the year ended December 31, 2013.

T                                       Represents the elimination of interest expense by securitization vehicles that are being deconsolidated. No interest expense is eliminated with respect to the September Whole Loan Sales as there is no long-term debt specifically linked or required to be repaid as a result of those sales.

U                                       Represents the elimination of interest expense by securitization vehicles that were deconsolidated in the Prior Dispositions. Interest expense attributable to the Third Street Disposition and Sixth Street Disposition, respectively, totaled $1.5 million and $6.2 million for the six months ended June 30, 2014, and $15.6 million and $14.8 million for the year ended December 31, 2013. There was no interest expense attributable to the MorEquity Disposition.

V                                       Reflects the elimination of allocated provision for finance receivable losses based on the composition of the loans within each disposition, allocated between loans accounted for under ASC 310-20, including loans that are in trouble debt restructuring (“TDR”) status, and ASC 310-30. Allocations are made based on average net finance receivables for loans within ASC 310-20 and on average carrying value for loans within ASC 310-30.

W                                   Reflects the elimination of allocation of provision for finance receivable losses to loans disposed of in the Prior Dispositions based on the composition of the loans within each disposition, allocated between loans accounted for under ASC 310-20, including loans that are in TDR status, and ASC 310-30. Allocations are made based on average net finance receivables for loans within ASC 310-20 and on average carrying value for loans within ASC 310-30. Provision for finance receivable losses attributable to the Third Street Disposition, MorEquity Disposition, and Sixth Street Disposition, respectively, totaled $3.9 million, $1.0 million, and $4.2 million for the six months ended June 30, 2014, and $16.7 million, $2.6 million, and $7.9 million for the year ended December 31, 2013.

X                                      Represents the elimination of insurance revenue and insurance loss and loss adjustment expenses from the cancellation of property and casualty insurance policies that were associated with the deconsolidated or sold loans.

Y                                       Represents the loss on the repayments of debt related to the Prior Dispositions for the year ended December 31, 2013.

Z                                       Represents the elimination of the gain or loss on disposal of the Prior Dispositions from pro forma revenue for the six months ended June 30, 2014 and December 31, 2013.

AA                              Represents the elimination of gains and losses on sales of real estate owned for the six months ended June 30, 2014 and for the year ended December 31, 2013.

AB                              Represents the elimination of staff positions as a result of the disposition of the loans and servicing processes allocated on the basis of how each employee’s service was rendered.

AC                              Represents the reduction in ongoing operating expenses, primarily reflecting credit, collections and losses expenses that were directly attributable to the holding of the loans.

AD                             Represents the reduction in ongoing operating expenses that were directly attributable to the holding of the loans and debt that are part of the Prior Dispositions. Operating expenses attributable to the Third Street Disposition, MorEquity Disposition, and Sixth Street Disposition, respectively, totaled $0.8 million, $0.1 million, and $1.0 million for the six months ended June 30, 2014, and $3.7 million, $0.4 million, and $2.4 million for the year ended December 31, 2013.

AE                              Represents the pro forma income tax expense effect of pro forma adjustments to income (loss) before provision for (benefit from) income taxes utilizing the Company’s combined federal and state statutory tax rate of 36.6%.